UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2010

IGI LABORATORIES, INC.

(Exact name of registrant as specified in charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	001-08568 (Commission file number)	01-0355758 (I.R.S. Employer Identification Number)

105 Lincoln Avenue

Buena, New Jersey 08310

(Address of principal executive offices)(Zip Code)

(856) 697-1441

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 8, 2010, IGI Laboratories, Inc. (the “Company”), consummated the sale of 5,909,087 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), to several accredited investors (collectively, the “Investors”), as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) at a price of $1.10 per share, or an aggregate of approximately $6,500,000 (the “Initial Closing”). The sale of Common Stock was conditioned upon Investors purchasing not less than $2,200,000 of Common Stock and the Company may accept subscriptions for not more than $6,600,000 of Common Stock (the “Offering”). In connection with the Offering, the Company paid a placement agent fee of $90,000 to Maxim Group LLC (“Maxim”) and issued Maxim warrants to purchase 16,364 shares of Common Stock at $1.21 per share (the “Maxim Warrants”). The Company paid a placement agent fee of $560,000 to Sanders Morris Harris Inc. (“SMHI”) and issued SMHI warrants to purchase 338,182 shares of Common Stock at $1.21 per share in the same form of the Maxim Warrants (collectively, with the Maxim Warrants, the “Warrants”) in connection with Maxim’s engagement of SMHI as a selected dealer for the Offering. The Common Stock and the Warrants were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 promulgated thereunder.

In connection with the Offering, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with each of the Investors pursuant to which the Company granted the Investors specified registration rights relating to the Common Stock purchased in the Offering. The Registration Rights Agreement provides that the Company will file a “resale” registration statement (the “Initial Registration Statement”) covering all of the Registrable Shares (as defined therein) within 90 days of the last closing of the Offering, subject to certain limitations. Further, the Company has agreed to pay the Investors specified cash payments as partial liquidated damages in the event the Initial Registration Statement is not filed in a timely manner. The foregoing descriptions of the Registration Rights Agreement and the Warrants are qualified in their entirety by reference thereto, which are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

SMHI may be deemed to have an affiliation with the Company. Joyce Erony and James Gale, serve on the Company’s board of directors and are associated persons of SMHI. Mr. Gale is the Chief Investment Officer, a manager, and a member of Signet Healthcare Partners, LLC, a Delaware limited liability company (“Signet Healthcare Partners”) and Ms. Erony is a managing director and member of Signet Healthcare Partners. Signet Healthcare Partners is the general partner of Life Sciences Opportunities Fund II, L.P. and Life Sciences Opportunities Fund (Institutional) II, L.P. (the “Funds”), both Delaware limited partnerships. The Funds together represent the largest owner of the Company’s Common Stock and Series C Preferred Stock. As the general partner of the Funds, Signet Healthcare Partners receives a 2% annual management fee and holds a 20% carried interest. SMHI is a member of Signet Healthcare Partners and has a 50% operating profits percentage and a 45% carried interest percentage, but no management rights of Signet Healthcare Partners. SMHI also provides office space and certain accounting and administrative services to Signet Healthcare Partners and the Funds.

Certain risk factors and the description of the Company’s business that were provided to the Investors in connection with the Offering are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

The press release relating to the Offering, dated December 8, 2010, is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Item 3.02.  Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report is incorporated herein by reference.

The Company issued the Common Stock and the Warrants in reliance on the exemption from registration provided for under Section 4(2) of the Securities Act, and Rule 506 of Regulation D thereunder. The Company relied on the exemption from registration provided for under Section 4(2) of the Securities Act based in part on the representations made by each of the Investors, including the representations with respect to each Investor’s status as an accredited investor, as such term is defined in Rule 501 of the Securities Act, and each party’s investment intent with respect to the securities purchased.

Item 9.01.  Financial Statements and Exhibits.

(d)  The following exhibits are furnished with this Current Report on Form 8-K:

4.1	Form of IGI Laboratories, Inc. Amended and Restated Common Stock Purchase Warrant Issued to Maxim Group LLC and Sanders Morris Harris Inc.

10.1	Registration Rights Agreement by and among IGI Laboratories, Inc. and the Investors, dated December 8, 2010

99.1	Risk Factors

99.2	Description of Business

99.3	Press Release dated December 8, 2010

Rule 135c Statement

This Current Report on Form 8-K and the attached exhibits are being filed pursuant to Rule 135c under the Securities Act and do not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGI LABORATORIES, INC.

Date: December 8, 2010	By:	/s/ Charles Moore
	Name:	Charles Moore
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Form of IGI Laboratories, Inc. Amended and Restated Common Stock Purchase Warrant Issued to Maxim Group LLC and Sanders Morris Harris Inc.

10.1	Registration Rights Agreement by and among IGI Laboratories, Inc. and the Investors, dated December 8, 2010

99.1	Risk Factors

99.2	Description of Business

99.3	Press Release dated December 8, 2010